Exhibit 99.1

J. C. PENNEY COMPANY, INC.
Corporate Governance Guidelines
(revised February 2007)

J. C. Penney Company, Inc. (the “Company”) is committed to assuring that the Company is managed in a way that is fair to its stockholders and that allows its stockholders to maximize their investment by participating in the present and future growth of the Company. The Board of Directors has adopted these Corporate Governance Guidelines and policies and, with ongoing input from the Corporate Governance Committee, continues to assess the appropriateness of these guidelines and policies and implement such changes and adopt such additions as may be necessary or desirable to promote the effective governance of the Company.

I.	Board of Directors’ Responsibilities.

A.
Board. The business affairs of the Company are managed under the direction of the Board, which represents and is accountable to the stockholders of the Company. The Board’s responsibilities include the responsibility to oversee and regularly evaluate: (i) the strategic direction of the Company; (ii) management policies; (iii) the effectiveness with which management implements its policies; (iv) the selection, evaluation and setting of appropriate compensation for the Company’s chief executive officer; (v) succession planning; and (vi) the recommendations for and election and compensation of the Company’s principal officers.

B.
Directors. The directors are to act in good faith and with due care so as to exercise their business judgment on an informed basis in what they reasonably and honestly believe to be in the best interests of the Company and its stockholders. The directors are expected to attend all duly called meetings and inform themselves in advance of all relevant information reasonably available to them. In advance of each Board meeting and Board committee meeting, the directors and respective committee members will receive the proposed agenda and other materials important to their understanding of the matters to be considered.

II.	Board Composition and Qualifications.

A.
Size. As required by the Company’s Bylaws, the total number of directors is determined by the Board from time to time, except the total number of directors may not be less than three. The Board believes that a board ranging in size from 10 to 15 members is most appropriate.

B.
Classes and Terms. The Board currently has three classes of directors of as nearly equal size as possible. On May 19, 2006, the Company’s stockholders approved amendments to the Company’s Restated Certificate of Incorporation and Bylaws to declassify the Board. Beginning with the 2007 Annual Meeting of Stockholders, each class of directors standing for election will, if re-nominated, stand for election for a one-year term, so that by the 2009 Annual Meeting all directors will be elected annually.

C.
Qualifications. The Corporate Governance Committee is responsible for developing and periodically reviewing the appropriate skills and characteristics required of Board members in the context of the then current make-up of the Board. The Corporate Governance Committee develops and reviews Board membership criteria, which, among other things, currently include: (i) character and integrity; (ii) business and management experience; (iii) demonstrated competence in dealing with complex problems; (iv) familiarity with the business of the Company; (v) diverse talents, backgrounds and perspective; (vi) freedom from conflicts of interest; (vii) regulatory and stock exchange membership requirements for the Board; (viii) sufficient time to devote to the affairs of the Company; and (ix) reputation in the business community. Under the Company’s Bylaws, directors are also required to be stockholders of the Company.

D.
Independence. The Board will at all times be comprised of a majority of independent directors who meet the criteria for independence set by the New York Stock Exchange (“NYSE”). The Board’s standards for determining director independence are attached hereto as Appendix A. The Board will make a determination as to each director’s independence on an annual basis. Each director is requested to notify the Chairman of the Board and the chair of the Corporate Governance Committee, as soon as practicable, of any event, situation or condition that may affect the Board’s evaluation of his or her independence.

E.
Other Board Memberships. Directors are required to advise the Chairman of the Board and the chair of the Corporate Governance Committee, as soon as practicable, in advance of accepting an invitation to serve on another board. Directors are encouraged to limit the number of other boards (excluding non-profits) on which they serve, taking into account potential board attendance, participation and effectiveness on these boards.

F.
Retirement Age/Change of Status of Director’s Principal Employment. The Company’s Bylaws provide for director retirement upon reaching age 72. Directors are also required to submit their resignation to the Board for its consideration upon a change in status of their principal employment or occupation.

G.
Selection of Director Nominee Candidates. The Corporate Governance Committee is responsible for recommending to the Board the selection of qualified director nominee candidates for consideration, based on the qualifications set forth in II.C. above.

H.
Voting Policy for Election of Directors. Article II, Section 8 of the Company’s Bylaws sets forth the Company’s voting policy for the election of directors, as follows: “In any non-contested election of directors, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall, promptly following the receipt of the final report from the independent inspectors of election, tender his or her resignation, and the Board of Directors (excluding the director who tenders his or her resignation pursuant to this Section 8) shall decide whether to accept or refuse the resignation promptly. Absent a compelling reason as determined by the other directors in the exercise of their business judgment for the director to remain on the Board of Directors, the Board of Directors shall accept the resignation. In a contested election, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the stockholder meeting and entitled to vote on the election of directors and shall not be required to tender any such resignation.”

For purposes of this policy, a “compelling reason” could include, without limitation, a situation in which a director nominee was the target of a “vote no” campaign on an illegitimate basis, such as racial discrimination or on the basis of misinformation, or in which the resignation would cause the Company to be in violation of its constituent documents, applicable law or regulatory requirements. A “contested election” could include, without limitation, (i) a situation in which the Company has knowledge or a good-faith belief that a person, entity or investment fund, whether directly or indirectly, beneficially owns or is acquiring (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) the Company’s securities in contemplation of initiating a change in the composition of the Company’s then present board of directors, including but not limited to, any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, and/or (ii) a situation in which the Company receives notice that a stockholder intends to nominate a person for election as a director in the manner required by the Company’s Bylaws and such nomination is not withdrawn on or prior to the close of business on the tenth day prior to the day of mailing of notice of the meeting to stockholders.

III. Board Organization.

A.
Chairman of the Board. The Board shall select its Chair in the manner it considers in the best interests of the Company and the Company’s stockholders. The Chair establishes the board meeting agenda in consultation with the other directors, the executive officers of the Company, and the corporate secretary. The Chair may also serve as the Company’s chief executive officer (“CEO”).

B.
Committees of the Board. The Board has standing committees to consider designated matters. Currently, the standing committees of the Board are Audit, Corporate Governance, Finance, and Human Resources and Compensation. The Chair of each committee shall report on the activities of the respective committee to the Board following committee meetings. Chair positions rotate every three years for all committees with the exception of the Audit Committee, whose chair shall remain in that position for five years, unless otherwise changed by the Board. Except for the Finance Committee, all standing committee members shall be independent directors as determined in accordance with applicable NYSE rules. Each committee has a written charter setting forth the duties, authority and responsibilities of the committee and is responsible to the full Board.

IV.	Board Meetings.

A.	Regular Meetings. The Board will meet in person at least six times per year, unless it determines that more or fewer meetings are required.

B.
Special Meetings. The Chair may call additional meetings, as necessary. Any director may request that the Chair call a special meeting. Special meetings may be held in person or by telephone or other form of interactive electronic communication.

C.
Executive Sessions and Role of Presiding Director. The independent directors will meet in executive session at some point during each regularly held meeting of the directors. The presiding director of these executive sessions shall be selected by the independent directors annually at the meeting of the Board immediately following the annual meeting of stockholders. At a minimum, the independent directors will use these executive sessions to review, as timely or appropriate: (i) strategic issues; (ii) future Board agenda and the flow of information to directors; (iii) CEO succession; (iv) performance and compensation; (v) management progression and succession; and (vi) the Company’s Corporate Governance Guidelines. The presiding director will advise the Chair of decisions reached and suggestions made at these sessions.

IV.	Ethical Principles; Related Person Transactions and Conflicts of Interest.

A.	Ethical Principles:
1.
Directors will promote ethical behavior and take steps to ensure that the Company (a) encourages associates to report violations of laws, rules, regulations or the Company’s Statement of Business Ethics; and (b) informs associates that the Company will not allow retaliation for reports made in good faith.

2.	In carrying out their responsibilities, directors will promote the responsible use and control of the Company’s assets and resources.

3.
Directors will maintain the confidentiality of all information so entrusted to them, except when authorized or legally mandated. If a director believes that disclosure of confidential information is legally required, he or she will consult with the Executive Vice President, General Counsel and Secretary for a determination before disclosure. Confidential or proprietary information includes, among other things, any non-public information concerning the Company, its businesses, financial performance, results or prospects, and any non-public information provided by a third party with the expectation that the information will be kept confidential and used solely for the business purpose for which it was conveyed. The obligation to safeguard confidential information continues after a director is no longer serving on the Board.

4.	Each director will comply with all applicable governmental laws, including federal, state, and local statutes, regulations, and codes, including insider trading laws.

5.
Directors recognize that they owe a duty to the Company to advance the Company’s legitimate interests when the opportunity to do so arises. A director will not (a) appropriate to himself or herself, nor divert to any other person or entity, opportunities that are discovered through the use of Company property, information or position; (b) use Company property, information, or position for personal gain; or (c) compete with the Company. If a Board member becomes aware of a corporate opportunity that could benefit the Company he or she must first present the opportunity to the Board of Directors for consideration and not attempt to personally profit from the opportunity unless the Company declines to pursue it.

B.
Related Person Transactions and Conflicts of Interest. Procedures for the review and consideration of related person transactions are set forth in the policy attached hereto as Appendix B. Directors and executive officers of the Company will avoid any activity, interest, or relationship that would create, or might appear to others to create, a conflict with the interests of the Company. If a Board member or executive officer develops an actual or potential conflict of interest with the Company that is not covered by the attached policy, he or she should immediately notify the Executive Vice President, General Counsel and Secretary or her designee of all material facts and circumstances regarding the conflict. All directors and executive officers will recuse themselves from any discussion or decision affecting their personal, business or professional interests.

C.	Waiver. Any waiver of any violations of the requirements of Article V hereof may only be made by the Corporate Governance Committee and shall be promptly disclosed to the Company’s stockholders.

VI.
Compensation Recovery Policy. In the event of a financial restatement arising out of the willful actions, including without limitation fraud or intentional misconduct, or the gross negligence of any participant in the Company’s compensation plans or programs, including without limitation, cash bonus and stock incentive plans, welfare plans, or deferred compensation plans, it is the Board’s policy that the Human Resources and Compensation Committee shall have the authority to determine the appropriate action to take, which may include requiring relinquishment of previously awarded equity-based incentive compensation and/or repayment of previously paid cash compensation to a participant under such plans and programs.

VII. Access to Management, Independent Advisors and Non-Management Directors.

A.	Management. The Board shall have unfettered access at all times to all members of management and all employees of the Company and to the Company’s inside and outside counsel and auditors.

B.
Independent Advisors. The Board and each of its committees, consistent with the provisions of their respective charters, have the right at any time to retain independent advisors for legal, financial, compensation or other services to assist them in performing their duties and responsibilities.

C.
Non-Management Directors. Stockholders and other interested parties wishing to communicate with the Company’s non-management directors may contact the office of the Company’s corporate secretary. The Company publishes on its Web site (www.jcpenney.net) a telephone number, mailing address and email address for this purpose.

VIII.
Director Orientation and Education. All new directors receive orientation materials upon joining the Board in order to become familiar with the Company’s vision, strategic direction, core values and ethics, financial matters, corporate governance practices and other key policies and practices, and participate in such further meetings and sessions as are necessary to maximize their understanding of the Company, its operations and their roles as directors. All directors also receive internal continuing education on matters relevant to Company operations, governance matters, business ethics, legal compliance and diversity. Directors are also encouraged to participate in external continuing education forums for directors, as they or the Board determine is desirable or appropriate from time to time.

IX.   Compensation.

A.
Retainer and Expenses. The Corporate Governance Committee has the responsibility for recommending to the Board the appropriate compensation for non-associate directors. It conducts periodic reviews to assure that the directors are being fairly and reasonably compensated in relation to comparable U. S. companies. Directors are also reimbursed for travel and other expenses incurred in connection with their duties as directors. Compensation should not be set at a level that would call into question the Board’s objectivity.

B.	Loans to Directors and Executive Officers. The Company does not make personal loans to its directors or executive officers.

X.
Stock Ownership Goals. The Board believes that significant stock ownership by Board members and members of the Executive Board further aligns their interests with the interests of the Company's stockholders.   Accordingly, the Board has established the following stock ownership goals.

A.
Director Stock Ownership Goals.  Under the Company’s Director Stock Ownership Goals, non-associate directors are required to hold shares of JCPenney common stock having an aggregate value of at least three times the annual retainer amount. New directors have four years from the date of election to the Board to meet this requirement. Under the Company’s Equity Compensation Plan, shares of JCPenney common stock underlying non-associate director annual equity grants may not be transferred, sold, assigned, pledged, or otherwise encumbered or disposed of until the director’s service on the Board ends.

B.
Executive Board Stock Ownership Goals. Under the Company’s Executive Board Stock Ownership Goals, by February 2012 for current members of the Executive Board or within five years after being appointed to the Executive Board for future members, each member of the Executive Board is expected to own Company shares valued at the following multiple of his or her annual base salary:

•  5x for the Chief Executive Officer of the Company;

•  3x for the President of the Company; and

•  1x for Executive Vice Presidents and Senior Vice Presidents.

For purposes of meeting such goals, vested restricted stock awards/units, earned and vested performance-based restricted stock units, shares obtained through stock option exercises, shares purchased on the open market, shares held in trust for the economic benefit of the participant or the spouse or the dependent children of the participant, shares held in the J. C. Penney Corporation, Inc. Savings, Profit-Sharing and Stock Ownership Plan and non-qualified deferred compensation invested in the Penney Common Stock Fund are counted.

XI.
Succession Planning. The CEO reports at least annually to an executive session of the Board on succession planning. Such meetings shall cover the entire subject of management development, including policies and principles for CEO selection and policies regarding succession in the event of an emergency or the resignation, incapacity or retirement of the CEO.

XII.	Annual Performance Review.

A.
Chief Executive Officer. Annually, or more frequently as appropriate, the independent directors (as defined under NYSE requirements) will meet as a Committee of the Whole to evaluate the CEO’s performance based on previously set goals and objectives (such annual CEO goals and objectives shall also be set by the Committee of the Whole). The evaluation should be based on objective criteria including performance of the business, accomplishment of long-term strategic objectives, development of management, etc. The results of this evaluation are shared with the CEO and are used by the Committee of the Whole, along with data and information regarding CEO compensation matters and a non-binding recommendation received from the Human Resources and Compensation Committee, in considering and establishing the CEO’s compensation.

B.
Board of Directors. Annually, or more frequently as appropriate, the Board conducts a self-evaluation as to its overall effectiveness and performance. Each of the Audit, Corporate Governance, and Human Resources and Compensation Committees also conducts a self-evaluation annually. The purpose of these evaluations is to improve the effectiveness of the Board and its committees.

APPENDIX A

J. C. PENNEY COMPANY, INC.
Standards for the Determination of
Director Independence

A director shall be considered independent if the Board of Directors affirmatively determines that the director does not have, directly or indirectly, any material relationship with the Company, other than such director’s service as a Company director. In making this determination the Board shall broadly consider all relevant facts and circumstances.

The Board has established the following standards, based upon those set forth by the New York Stock Exchange (“NYSE”) Listing Standards, to assist it in determining director independence. For the purposes of these standards, the term “immediate family member” shall have the meaning given in the NYSE Listing Standards, as may be amended or modified from time to time.

1.	A director will not be considered independent if, within the preceding three years:

a.	the director is/was an employee, or an immediate family member of the director, is/was an executive officer, of the Company or its subsidiaries or affiliates;

b.
the director, or an immediate family member of the director, received more than $100,000 per year in direct compensation from the Company, other than director and committee fees or pension or other forms of deferred compensation for prior service;

c.
the director is/was affiliated with or employed by, or an immediate family member of the director is/was affiliated with or employed in a professional capacity by, the Company’s present or former internal or external auditor;

d.
the director is/was employed, or an immediate family member of the director is/was employed, as an executive officer of another company where any of the Company’s present executive officers serve on the compensation committee of that company’s board of directors;

e.	the director is/was an employee or executive officer, or an immediate family member of the director is/was an executive officer, of another company that makes payment to, or receives payments from, the Company for property or services in an amount which in any single fiscal year, exceeds the greater of $1 million or 2% of that company’s consolidated gross revenues; or

2.
A director who serves as an officer, director or trustee of a charitable organization, or as a member of that organization’s fund-raising entity or committee, shall not be considered to have a material relationship with the Company unless the discretionary contributions made to the organization by the Company exceed the greater of: (i) $1 million or (ii) 2% of the organization’s consolidated gross revenues in any of the preceding three fiscal years.

3.
With respect to any relationship that is not covered by the standards set forth in paragraphs 1 and 2 above, the members of the Board who satisfy the standards shall make an affirmative determination, based on all relevant facts and circumstances, as to whether or not the relationship is material, and, therefore, whether the director who has the relationship shall be considered independent. The Company will disclose and explain in its next proxy statement the basis for any determination for a director who does not satisfy the standards set forth in paragraphs 1 and 2 above but who is otherwise determined to be independent.

APPENDIX B

J. C. PENNEY COMPANY, INC.

Policy on Review and Consideration
of Related Person Transactions
(February 2007)

I.	Purpose

The purpose of this policy is to set forth the procedures established by the Corporate Governance Committee (the “Committee”) of the Board of Directors of J. C. Penney Company, Inc. (the “Company”) for the review and consideration of related person transactions.

II.	Identification of Related Persons and Affiliated Entities

Each director and executive officer of the Company shall submit the following information to the Company’s Executive Vice President, General Counsel and Secretary or her designee (the “Legal Department”) on an annual basis at the beginning of each fiscal year:

A.	a list of the immediate family members of the director or executive officer;

B.	for each immediate family member of the director or executive officer, the person’s employer and job title (or brief job description);

C.
for the director, executive officer and any immediate family member of the director or executive officer, each corporation, firm or other entity (including for-profit companies and tax-exempt, charitable and non-profit organizations) in which such person is a partner, principal, director, officer, trustee or fiduciary; and

D.
for each director or executive officer, each corporation, firm or other entity (including for-profit companies and tax-exempt, charitable and non-profit organizations) in which such person’s direct or indirect ownership interest is 10% or more.

Any person who is to be elected or appointed as a new director or executive officer of the Company shall submit the information described above to the Legal Department in connection with such person’s nomination or appointment.

Throughout the year, each director and executive officer of the Company shall promptly notify the Legal Department of any changes to the information described above.

III.	Master List of Related Persons and Affiliated Entities

Based upon the information collected under the procedures described above, the Legal Department shall create, update and periodically review, as appropriate, a master list of related persons and the entities affiliated with such persons.

IV.  Duty to Report Proposed Transactions and Proposed Changes to Existing Transactions

Prior to the Company’s participation in any transaction in which a related person has a direct or indirect interest, the related person shall provide notice to the Legal Department of all known material facts and circumstances regarding the transaction and interest. The Legal Department shall then assess whether the proposed transaction is a related person transaction for purposes of this policy, and if so, the transaction shall be presented to the Committee for review and consideration.

Prior to any change to an existing related person transaction, the related person shall provide notice to the Legal Department of all known material facts and circumstances regarding the proposed change. The Legal Department shall then assess whether the proposed change is material for purposes of this policy, and if so, the change shall be presented to the Committee for review and consideration pursuant to this policy.

V.  Procedures

Any transaction that the Legal Department has determined to be a related person transaction shall be reviewed by the Committee and the interested director shall not participate in any recommendation or decision regarding the transaction.

In connection with their review of a proposed related person transaction or material change to an existing related person transaction, the Committee shall be informed of all material facts and circumstances regarding the transaction or change and may consider any information or factors that they deem relevant in deciding whether to grant the necessary approval. While it may often be entirely appropriate for the Committee to approve or ratify a related person transaction, it shall not approve any such transaction or change that would: (a) interfere with the objectivity and independence of any related person’s judgment or conduct in carrying out his or her duties and responsibilities to the Company, (b) not be fair as to the Company, or (c) otherwise be opposed to the best interests of the Company and its stockholders.

The Committee may delegate to one or more of its members the authority to grant the Committee approvals required by this policy. The decision of any member to whom such authority is delegated shall be reported to the full Committee at its next scheduled meeting.

No approval or ratification of a transaction hereunder shall be deemed to supersede the requirements of the Company’s Statement of Business Ethics or Corporate Governance Guidelines applicable to any related person and to the extent applicable, any transactions subject to this policy shall also be considered in light of the requirements set forth in those documents.

In the case of a potential related person transaction involving a director who is not an employee of the company, the Committee will determine whether the transaction, if it occurs or is expected to occur, or information relating to it is likely to be significant to the assessment by the Board of Directors of the independence of the director, under the Company’s Standards for Determination of Director Independence, and if so the Committee shall advise the Board of Directors of the transaction and any relevant information.

VI.	Annual Review of Ongoing Transactions

The Committee shall annually (a) review each existing related person transaction that has an amount involved of at least $120,000, and (b) determine, based upon all material facts and circumstances and taking into consideration the Company’s contractual obligations, whether it is in the best interests of the Company and its stockholders to continue, modify or terminate the transaction or relationship.

VII.	Definitions

The following definitions apply for purposes of this policy:

A.	The term “amount involved” in a transaction means the United States dollar value of the amount involved in the transaction, which shall include:

1.
In the case of any lease or other transaction providing for periodic payments or installments, the aggregate amount of all periodic payments or installments due on or after the beginning of the Company’s last fiscal year, including any required or optional payments due during or at the conclusion of the lease or other transaction providing for periodic payments or installments;

2.	In the case of indebtedness, the largest aggregate amount of all indebtedness outstanding at any time since the beginning of the Company’s last fiscal year and all amounts of interest payable on it during such fiscal year; provided, however, that the following items of indebtedness may be excluded from the calculation of the amount of indebtedness: amounts due from the related person for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments and for other transactions in the ordinary course of business; and

3.	In the case of an employment relationship, annual base salary and sales commissions (if applicable).

B.
The term “immediate family member” of a person means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such person, and any person (other than a tenant or domestic employee) sharing the household of such person.

C.
The term “indirect interest” of a person in a transaction is an interest that arises from the person’s position or relationship with a corporation, firm or other entity that has a direct interest in the transaction.

D.	The term “related person” means:

1.  Any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

2. Any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; and

3. Any immediate family member of any of the foregoing persons.

E.
The term “related person transaction” means any transaction in which the Company was, is or will be a participant and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest; provided, however, that the term “related person transaction” shall not include:

1. The election or appointment of any director or the employment by the Company of any executive officer who is not an immediate family member of another related person;

2.  A transaction in which the interest of the related person arises solely from the ownership of a class of equity securities of the Company and all holders of such class of securities receive the same benefit on a pro rata basis (e.g., pro rata dividends);

3. A transaction in which the rates or charges involved in the transaction are determined by competitive bids;

4. A transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; or

5.  A transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

In addition, a person shall not be deemed to have a “material interest” where the interest arises only from:

1. such person’s position as a director of another corporation or organization that is a party to the transaction; the direct or indirect ownership by such person and all other related persons, in the aggregate, of less than a 10% equity interest in another person (other than a partnership) which is a party to the transaction; or both such position and ownership;

2. such person’s position as a limited partner in a partnership in which the person and all other related persons have an interest of less than 10%, and the person is not a general partner of and does not hold another position in the partnership;

3. such person’s position as an officer (or as an officer and director) of another corporation or organization that is a party to the transaction so long as (i) transaction payments have not exceeded, and are not expected to exceed, within any one year 2%) (or $1 million, whichever is greater) of the consolidated gross revenues of either the Company or the other organization for such year, (ii) such person does not receive any special benefit from the transaction, and (iii) such person and all other related persons, in the aggregate, do not have a 10% or more beneficial ownership interest in the other organization; or

4. if the transaction is a charitable contribution or pledge to a tax-exempt organization, such person’s position as a trustee, fiduciary, director or officer of the organization so long as (i)

  the contributions have not exceeded, and are not expected to exceed, within any one year 2% (or $1 million, whichever is greater) of the organization’s consolidated gross revenues for such year, and (ii) such person does not receive any special benefit from the transaction.

F.
The term “transaction” includes, but is not limited to, any financial transaction, arrangement or relationship (including an employment relationship, a charitable contribution or pledge, indebtedness or a guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.